SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2006

Savient Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-15313	13-3033811

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tower Center, 14th Floor
East Brunswick, New Jersey 08816

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 418-9300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2{b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

     On March 22, 2006, Savient Pharmaceuticals, Inc. (the “Registrant”) amended its Rights Agreement dated as of October 7, 1998 (the “Rights Agreement”), between the Registrant and American Stock Transfer & Trust Company, as Rights Agent.  The amendment eliminates the “slow hand” provisions, which have in the past been the subject of criticism by corporate governance authorities such as Institutional Shareholder Services.  The “slow hand” provisions applied under circumstances where a majority of the Registrant’s board of directors is elected by stockholder action at an annual or special meeting of stockholders.  Under such circumstances, the “slow hand” provisions provided for a 180-day waiting period before the board of directors could redeem or exchange the rights issued under the Rights Agreement, or supplement or amend the Rights Agreement, in each case in any manner reasonably likely to have the purpose or effect of facilitating transactions of the type described in the Rights Agreement. All other aspects of the Rights Agreement remain in full force.

Item 9.01.  Financial Statements and Exhibits

(d)     Exhibits

   See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVIENT PHARMACEUTICALS, INC.

Date: March 28, 2006	By:	/s/ Philip K. Yachmetz

Philip K. Yachmetz Executive Vice President & Chief Business Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Rights Agreement, dated as of March 22, 2006 between the Registrant and American Stock Transfer & Trust Company.